Exhibit 99.1

Behringer Harvard Acquires Houston Multifamily
Community: The Verandah at Meyerland

DALLAS, June 30, 2009 – Behringer Harvard announced today its acquisition of The Verandah at Meyerland, a multifamily community consisting of two multistory residential buildings providing a total of 301 luxury apartments at 4620 N. Braeswood Boulevard in Houston’s Braeswood/Bellaire submarket. The 5.3-acre property situated inside Loop 610 includes a nine-story tower that was previously office space and converted in 2004 to provide 63 multifamily units and a four-story mid-rise built in 2004 providing 238 multifamily units. The grounds feature mature landscaping that contributes to the property’s ambiance as a resort-style urban oasis.

The Verandah at Meyerland provides its tenants with luxurious amenities including a 12,500-square-foot social center, an outdoor entertainment verandah, a resort-style pool and heated lap pool, a fitness center, a business center with a conference room, a movie theater and covered access to a five-story parking garage.

Mark T. Alfieri, chief operating officer of Behringer Harvard Multifamily REIT I, Inc. said, “The Verandah at Meyerland offered us an opportunity to acquire a stabilized multifamily community in Houston, a metro area that ranks second in the country in Fortune 500 headquarters and is home to the world’s largest medical center. With its prominent urban infill location in a city that has attracted a strong concentration of young adults in the age group most likely to rent apartments, this property provides a good fit with our Multifamily REIT’s acquisition strategy. This investment also represents attractive pricing in a market that is positioned well for growth over the next several years.”

The community is surrounded by some of Houston’s largest thoroughfares, including SH 288, Loop 610 and U.S. Highway 59, as well as the city’s most desirable residential areas, retail and employment centers and recreational destinations. The Houston Galleria, a world-class shopping complex with 375 fine stores and restaurants, is located four miles north of the Verandah at Meyerland. The Texas Medical Center, the largest medical center in the world, is located seven miles to the northeast.

The acquisition of the Verandah at Meyerland was made through a joint venture of Behringer Harvard Multifamily REIT I, Inc., a publicly registered, non-listed REIT and PGGM, a Dutch pension fund managing more than $90 billion in pension assets. Including this most recent investment, Behringer Harvard Multifamily REIT I, Inc.’s portfolio includes investments in 11 multifamily communities in seven states, which represent more than 3,240 multifamily units.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312

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